EXHIBIT 10.5
                                                               ------------



          THIS ACQUISITION AGREEMENT made as of the 31st day of May, 1996.

     B E T W E E N:



     UNITED ECO SYSTEMS, INC.
     a corporation amalgamated pursuant to the laws of the State of Delaware

     ("UESI")

     OF THE FIRST PART

     - and -


     AMERICAN ECO CORPORATION
     a corporation amalgamated pursuant to the laws of the Province of Ontario

     ("ECO")

     OF THE SECOND PART

     WHEREAS UESI is the owner of all of the issued and outstanding shares of ESI (as hereinafter defined); and

     WHEREAS Seller seeks to sell all of the issued and outstanding Shares of UESI to ECO and ECO seeks to purchase the Shares from Seller, all on and subject to the terms and conditions of this Agreement;

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mural covenants, agreements and premises herein contained and other good and valuable consideration (the receipt and self-sufficiency whereof being hereby acknowledged by each party), the parties hereto do hereby covenant and agree as follows:

     1.   DEFINITIONS AND SCHEDULES
          -------------------------

     1.1  Definitions.  In this Agreement:
          -----------

          "Accounts Receivable" means all accounts receivable and other book debts due or accruing to the Target Company as at the Reference Date and the full benefit of all security, if any, for such accounts or debts.

          "Affiliate" has the meaning ascribed thereto in the OBCA.

          "Agreement", "this Agreement", "hereto" and "herein" means this Agreement and all schedules attached hereto, as may be amended from time to time.

          "Associate" has the meaning ascribed thereto in the OBCA.

          "Best Knowledge" means such knowledge as the Party would have after due inquiry of the matter in question.

          "Business Day" means a day other than a Saturday or a Sunday or any other day which is a statutory holiday in the Province of Ontario.

          "Closing" means the consummation of the Transaction as herein contemplated.

          "Closing Date" means May 31, 1996 or such earlier or later date as may be agreed to in writing by the Parties.

          "Contract" means any agreement, indenture, contract, bond, debenture, security agreement, lease, deed of trust, license, option, instrument or other legally binding commitment, whether written or oral.

          "Direct Claim" has the meaning ascribed thereto in subsection 6.3.

          "ECO" means American ECO Corporation, an Ontario corporation.

          "ESI" means Eco Systems, Inc., a Delaware corporation.

          "Encumbrances" means any and all claims, liens, security interests, mortgages, pledges, pre-emptive rights, charges, options, equity interests, encumbrances, proxies, voting agreements, voting trusts, leases, tenancies, easements or other interests of any nature or kind whatsoever, howsoever created.

          "Indemnified Party" has the meaning ascribed thereto in section 6.3.

          "Indemnifying Party" has the meaning ascribed thereto in section 6.3.

          "Indemnification Claim" has the meaning ascribed thereto in section
     6.3.

          "Intellectual Property" means all patents, copyrights, trademarks and trade names, service marks and all software, data bases, trade secrets, know how and other proprietary rights as at the Reference Date.

          "Losses" means any and all claims, demands, debts, suits, actions, obligations, proceedings, losses, damages, liabilities, deficiencies, costs and expenses (including without limitation, all reasonable legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement).

          "Material Adverse Effect" means a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), operations or prospects of the Party in question or upon such Party's ability to perform its obligations under this Agreement or to consummate the Transaction.

          "NASDAQ" means the National Association of Securities Dealers Automated Quotations.
          "OBCA" means the Business Corporations Act, Ontario.

          "Parties" means collectively, the parties to this Agreement.

          "Person" means any individual, Company, company, corporation, unincorporated association, joint venture, trust, the Crown or any other agency or instrumentality thereof or any other judicial entity or person government or governmental agency, authority or entity howsoever designated or constituted.

          "Reference Date" means June 10, 1996.

          "Subsidiary" has the meaning ascribed thereto in the OBCA.

          "Survival Period" has the meaning ascribed thereto in section 5.1

          "Target" means ESI.

          "Target Company" means ESI.

          "Target Company Contracts" has the meaning ascribed thereto in section 4.1(aa).

          "Company Shares" means all of the issued and outstanding Common Stock par value of $0.01 per share of UESI held of record by Seller.

          "Target Company Financial Statements" has the meaning attributed thereto in section 4.1(p).

          "Taxes" means all income, profits, franchise, royalty, withholding, payroll, excise, sales, value added, use, occupation and property taxes and any liability, whether disputed or not, imposed by the U.S. or any state, municipality, country or foreign government or subdivision or agency thereof.

          "Third Party" has the meaning ascribed thereto in section 6.3.

          "Third Party Claim" has the meaning ascribed thereto in section 6.3.

          "Transaction" means the transfer of the Target Company Shares in exchange for cash, as contemplated by this Agreement.

          "TSE" means The Toronto Stock Exchange.

          "UESI" means United Eco Systems, Inc.

     1.2  Disclosure.  Any fact or circumstance or combination of facts and/or
          ----------
     circumstances disclosed in this Agreement or in any schedules hereto shall be deemed to be disclosed for all purposes of this Agreement.

     1.3  Act.  Any reference in this Agreement to any act, by-law, rule or
          ---
     regulation or to a provision thereof shall be deemed to include a reference to any act, by-law, rule or regulation or provision enacted in substitution or amendment thereof.

     1.4  Central Daylight Time.  Except where otherwise expressly provided in
          ---------------------
     this Agreement any reference to time shall be deemed to be a reference to Central Daylight Time.

     1.5  Gender and Extended Meanings.  In this Agreement words and personal
          ----------------------------
     pronouns relating thereto shall be read and construed as the number and genda of the party or parties referred to in each case require and the verb shall be construed as agreeing with the required word and pronoun. For greater certainty and without limitation, in this Agreement the word "shall" has the same meaning as the word "will".

     1.6  U.S. Dollars and Payment.  All dollar amounts referred to in this
          ------------------------
     Agreement are in U.S. funds, unless otherwise expressly specified.

     1.7  Section Headings.  The division of this Agreement into sections is for
          ----------------
     convenience of reference only and shall not effect the interpretation or construction of this Agreement.

     1.8  Business Day.  In the event that the date for the taking of any action
          ------------
     under this Agreement falls on a day which is not a Business Day, then such action shall be taken on the next following Business Day.

     2.   AGREEMENT TO EXCHANGE
          ---------------------

     2.1  Transfer.  Subject to the terms and conditions hereof, on the Closing
          --------
     Date at the Time of Closing, Seller shall transfer to ECO and ECO shall accept from Seller the Company Shares and Seller shall deliver to ECO certificates representing its Shares duly endorsed in blank for transfer together with new certificates therefor.

     2.2  Purchase Price.  The purchase price for the UESI Shares shall equal
          --------------
     the sum of $2,520,000 satisfied by ECO by the issuance to UESI of 315,000 fully paid and non-assessable common shares in the capital of ECO issued at $8.00 per share. In addition, simultaneous with the execution hereof, ECO shall enter into an Employment Agreement with William N. D'Angelo, President of UESI.

     2.3  Closing.  Closing shall occur at the Time of Closing on the Closing
          -------
     Date at the offices of UESI or at such other place or other time and date as the Parties may agree.

     3.   COVENANTS, REPRESENTATIONS AND WARRANTIES OF ECO
          ------------------------------------------------

     3.1 Covenants, Representations and Warranties. ECO hereby covenants, represents and warrants to Seller and UESI as follows and acknowledges and confirms that they are relying upon such covenants, representations and warranties in connection with the Transaction and that unless otherwise indicated herein, such covenants, representations and warranties shall be true and correct as at the Closing Date:

          (a)  Organization.  ECO is duly incorporated and validly subsisting
               ------------
     under the laws of the Province of Ontario and has the corporate power to own or lease its property and to carry on its business as it is now being conducted and subject to receipt of requisite regulatory approval including approval from the TSE and NASDAQ with respect to the Transaction, on the Closing Date, ECO will have the corporate power to execute, deliver and perform its obligations under this Agreement. ECO is duly qualified to do business in those jurisdictions wherein the failure to so qualify could have a Material Adverse Effect on ECO.

          (b)  Corporate Authority.  Subject to receipt of requisite regulatory
               -------------------
     approval including approval from the TSE and NASDAQ with respect to the Transaction, on the Closing Date ECO will have taken all requisite corporate action to authorize the valid execution, delivery and performance of this Agreement and the consummation of the Transaction.

          (c)  Agreement Enforceable.  Subject to receipt of requisite
               ---------------------
     regulatory approval including approval from the TSE and NASDAQ with respect to the Transaction, this Agreement constitutes a valid and legally binding obligation of ECO enforceable against ECO in accordance with its terms.

          (d)  Securities Laws Matters.  The common shares of ECO are listed and
               -----------------------
     posted for trading on the TSE and on NASDAQ. ECO is in compliance in all material respects with all applicable requirements of the TSE and NASDAQ concerning maintenance of such listing and has received no notification nor has any reasonable basis to believe that such listing may or will be terminated. ECO is a "reporting issuer" under the Securities Act, Ontario and the Securities Act, Quebec and is not in material default of any of its requirements under any such legislation, regulations or published policies thereunder.

          (e)  No Violations.  Subject to receipt of requisite regulatory
               -------------
     approval including approval from the TSE and NASDAQ with respect to the Transaction, the execution and delivery of this Agreement and all other agreements contemplated herein by ECO and the observance and performance of the terms and provisions of this Agreement and any such agreements: (i) does not and will not require ECO to obtain or make any consent, authorization, approval, filing or registration under any law, by-law, rule, regulation, judgment, order, writ, injunction or decree which is binding upon ECO; (ii) does not and will not constitute a violation or breach of the charter documents or by-laws of ECO; (iii) does not and will not constitute a violation or breach of applicable law, any material provision of any Contract to which ECO is a party or by which ECO is bound or any law, by-law, rule, regulation, judgment, order, writ, injunction or decree applicable to ECO; and (iv) does not and will not constitute a material default (nor would with the passage of time or the giving of notice or both or otherwise, constitute a material default) under any Contract, to which ECO is a party or by which ECO is bound.

          (f)  Brokers.  ECO shall be responsible for the payment of all
               -------
     brokerage commissions, and finder's fees or other like payment incurred by ECO in connection with this transaction, including a $400,000.00 finder's fee payable by ECO on Closing to Network Capital Management Group, Inc. and ECO will indemnify and save harmless UESI of and from any such claims.

          (g) ECO will be responsible for the assumption of ESI's liabilities, covenants and obligations as more particularly set forth in a certain Asset Purchase Agreement between ESI and ENSCI Corporation, (including the assumption of all of ESI's liabilities and obligations to Branch Banking & Trust Company) attached hereto as Exhibit "A" and made a part hereof, and the release of WND's obligations to ESI, plus ten ($10.00) Dollars.

     4.   COVENANTS, REPRESENTATIONS AND WARRANTIES OF SELLER AND UESI
          ------------------------------------------------------------

     4.1  Covenants, Representations and Warranties.  Seller and UESI hereby
          -----------------------------------------
     covenant, represent and warrants to ECO as follows and acknowledges and confirms that ECO is relying upon such covenants, representations and warranties in connection with the Transaction and that unless otherwise indicated herein, such covenants, representations and warranties shall be true and correct as at the Closing Date:


          (a)  Legal Capacity.  UESI has the legal capacity and competence to
               --------------
     execute, deliver and perform its obligations under this Agreement.

          (b)  Organization.  Each of UESI and the Target Company is duly
               ------------
     incorporated and validly subsisting under the laws of its jurisdiction of incorporation and has the corporate power to own or lease its property and to carry on its business as it is now being conducted and has the corporate power to execute, deliver and perform its obligations under this Agreement. The Target Company is duly qualified to do business in those jurisdictions wherein the failure to so qualify could have a Material Adverse Effect on the Target Company, being the State of North Carolina and the Commonwealth of Virginia.

          (c)  Corporate Authority.  UESI has taken all requisite corporate
               -------------------
     action to authorize the valid execution, delivery and performance of this Agreement and the consummation of the Transaction.

          (d)  No Violations.  The execution and delivery of this Agreement and
               -------------
     all other agreements contemplated herein by UESI and the Target and the observance and performance of the terms and provisions of this Agreement and any such agreements: (i) does not and will not require UESI or the Target to obtain or make any consent, authorization, approval, filing or registration under any law, by-law, rule, regulation, judgment, order, writ, injunction or decree which is binding upon UESI or the Target; (ii) does not and will not constitute a violation or breach of the charter documents or by-laws of UESI or the Target; (iii) does not and will not constitute a violation or breach of applicable law, any material provision of any Contract to which UESI or the Target is a party or by which UESI or the Target is bound or any law, by-law, rule, regulation, judgment, order, writ, injunction or decree applicable to UESI or the Target; (iv) does not and will not constitute a default or require a consent or approval (nor would with the passage of time or the giving of notice or both or otherwise, constitute a default) under any Contract, to which UESI or the Target is a party or by which UESI or the Target is bound; and (v) does not and will not result in the creation or imposition of any Encumbrance on the Target Shares or any property or assets of UESI or the Target.

          (e)  Issued Shares.  The Company Shares comprise all of the issued and
               -------------
     outstanding shares of ESI. All of the Company Shares, have been duly authorized, created and issued as fully paid and non-assessable shares. There are outstanding no other shares, warrants, rights or securities convertible into shares or any other evidence whatsoever of an interest in the Target Company or UESI.

          (f)  Owner of the Target Company Shares.  UESI is the owner
               ----------------------------------
     beneficially and of record of the Target Company Shares and has good and marketable title thereto, free and clear of any Encumbrances and/or pre-emptive rights.

          (g)  Subsidiaries.  Except as disclosed on Exhibit "A", the Target
               ------------
     Company has no Subsidiaries and owns no shares of any other corporation or entity nor any rights, warrants or other securities convertible into shares of any other corporation or entity. The Target Company is not bound by or a party to any Contract which contemplates its amalgamation, merger, consolidation or other acquisition with or by any other entity.

          (h)  Acts of Bankruptcy.  Neither UESI nor the Target Company is
               ------------------
     insolvent, has proposed a compromise or arrangement to its or their creditors generally, has taken any proceeding with respect to a compromise or arrangement, has taken any proceeding to have itself declared bankrupt or wound-up, has taken any proceeding to have a receiver appointed of any part of their assets and at present, no encumbrancer or receiver has taken possession of any of their property and no execution or distress is enforceable or levied upon any of its property and no petition for a receiving order in bankruptcy is filed against them.

          (i)  Private Company.  UESI and the Target Company do not distribute
               ---------------
     their securities to the public.

          (j)  Resident.  UESI and the Target Company are residents of the
               --------
     United States.

          (k)  Actions - Company Shares.  There is not pending or, to the Best
               ------------------------
     Knowledge of Seller or UESI, threatened or contemplated, any suit, action, legal proceeding, litigation or governmental investigation of any sort which would: (i) in any manner restrain or prevent Seller or UESI from effectually and legally transferring the Shares of UESI to ECO in accordance with this Agreement; (ii) cause an Encumbrance to attach to the UESI Shares; (iii) divest title to the UESI Shares in any manner whatsoever; or (iv) make ECO liable for damages in connection with the Transaction.

          (l)  Litigation.  Except as disclosed on Schedule 4.1 and Exhibit "A"
               ----------
     there is not pending, or, to the Best Knowledge of Seller or of UESI, threatened or contemplated any suit, action, legal proceeding, litigation or governmental investigation of any sort relating to UESI, the Target or the Transaction nor is there any present state of facts or circumstances which can be reasonably anticipated to be a basis for any such suit, action, legal proceeding, litigation or governmental investigation nor is there presently outstanding against Seller or UESI or the Target any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator.

          (m)  Minute Books.  The minute books of UESI contain accurate and
               ------------
     complete copies of their incorporating documents together with minutes of all meetings of directors, committees and shareholders of UESI. All of the articles and the by-laws of UESI have been reviewed and received by ECO. There are outstanding no applications or filings which would alter in any way the constating documents or corporate status of UESI. No resolutions or by-laws have been passed, enacted, consented to or adopted by the directors or shareholders of UESI except as are contained in the minute books of UESI. The directors and officers of UESI are as set forth in the corporate minutes.

          (n)  Books of Account.  The books of account and financial records of
               ----------------
     UESI and the Target fairly set out and disclose in all material respects, the current financial position of the Companies. All material transactions involving both Companies have been accurately recorded in such books and records. All bonuses, commissions and other payments relating to the employees of UESI reflected in the books of UESI in a manner consistent with past record keeping practices and are further described in Schedule 4.l(y)11.

          (o)  Permits and Licenses.  UESI and the Target have all necessary
               --------------------
     permits, certificates, licenses, approvals, consents and other authorizations required to carry on and conduct business and to own, lease operate its assets at the places and in the manner in which such business is conducted. Exhibit "A" contains a full, complete and accurate list of such permits, certificates, licenses, approvals, consents and other authorizations.

          (p)  Financial Statements.  A true copy of the financial statements of
               --------------------
     the Target and the statements of operations (the "Target Company Financial
     Statements") of the Target as of               , 1996 is annexed hereto as
     Schedule 4.1(p). The Target Company Financial Statements: (1) Have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent with those of the preceding fiscal period.
     (2) Present fairly the assets, liabilities and financial position of the
     Target as of          1996, and the results of operations for the period
     then ended. Other than the liabilities specified in the balance sheet forming part of the Target Company Financial Statements or incurred since the Reference Date in the ordinary course of business (all of which is consistent with past practice) or otherwise noted or disclosed in this Agreement there are no known liabilities or obligations of the Target (whether absolute, contingent or otherwise) including without limitation, any Tax liabilities due or to become due or contingent losses for unasserted claims which are capable of assertion. (3) Are substantially in accordance with the books and records of the Target. (4) Contain and reflect all necessary adjustments for a fair presentation of the results of operations and financial position of the Target for the period covered thereby. (5) Contain and reflect adequate provision or allowance for all reasonably anticipated liabilities, expenses and losses of the Target.
     (6) Financial Statements of UESI have not been prepared as of the date of this Agreement.

          (q)  Guarantees.  UESI does not have any outstanding guarantees or has
               ----------
     any outstanding security for and liability, debt or obligation of any Person, except as set forth in the Schedules and Exhibits.

          (r)  Bonds or Debentures.  UESI does not have any outstanding bonds,
               -------------------
     debentures or other indebtedness nor is it under any agreement to create or issue any bonds, debentures or other indebtedness.


          (s)  No Further Expenditures.  No capital expenditures or leasehold
               -----------------------
     improvements have been made by the Target since the date of the Target Company Financial Statements, other than in the ordinary course of business.

          (t) Related Parties. Since the Reference Date, UESI and the Target have not made any payment or loan to or borrowed any moneys from and are not otherwise indebted to, any officer, director, employee, shareholder or any other Person not dealing at arm's length with UESI or the Target. UESI and the Target are not a party to any Contract with any officer, director, employee, shareholder or any other Person not dealing at arm's length, with UESI or the Target. No officer, director or shareholder of UESI or the Target and no entity that is an Affiliate or Associate of one or more of such individuals:

          (1) Owns, directly or indirectly, any interest in (except for shares representing less than 2% the outstanding shares of any class of securities of any publicly traded company) or is an officer, director, employee or consultant of, any Person which is or is engaged in business as a competitor of UESI or the Target or a lessor, lessee, client or supplier of UESI or the Target.

          (2) Owns, directly or indirectly, in whole or in part, any property that UESI or the Target uses in the operation of business.

          (3) Has any cause of action or any other claims whatsoever against or owes any amount to UESI or the Target.

          (u)  Dividends or Distributions.  No dividends or other distributions
               --------------------------
     on any of the shares in the capital of UESI or the Target Company have been authorized, declared or paid since the date of the respective Target Company Financial Statements and there has not been any direct or indirect redemption, purchase or acquisition of any such shares.

          (v)  No Changes.  Since the Financial Statement, UESI and the Target
               ----------
     have carried on business and conducted their operations and affairs only in the ordinary and normal course consistent with past practice and there has not been:

          (1) Any material adverse change in the condition (financial or otherwise), assets, liabilities, operations, earnings, business or prospects of UESI or the Target.

          (2) Any damage, destruction or loss (whether or not covered by insurance) affecting the property or assets of UESI or the Target or any failure to regularly maintain and repair such property and assets in the ordinary course of business.

          (3) Any payment, discharge or satisfaction of any Encumbrance, liability or obligation of UESI or the Target Company (whether absolute, accrued, contingent or otherwise and whether due or to become due) greater than $1,000.00 other than payment of liabilities incurred in the ordinary course of business consistent with past practice.

          (4) Any issuance or sale by UESI or the Target Company or any Contract entered into by UESI or the Target Company for the issuance or sale by UESI or the target Company of any shares in the capital of or securities convertible into or exercisable into shares in the capital of UESI or the Target Company.

          (5)  Any labor disturbances adversely affecting UESI or the Target.

          (6) Any license, sale, assignment, transfer, disposition, pledge, mortgage or granting of a security interest or other Encumbrance on or over any property or assets of UESI or the Target Company other than in the ordinary course of business.

          (7) Any write-off as uncollectible of any Accounts Receivable or any portion thereof of UESI or the Target in amounts exceeding the allowance set out in the respective Target Company Financial Statements.

          (8) Any cancellation of any other debts or claims or any amendment, termination or waiver of any other rights of value to UESI or the Target in amounts exceeding $1,000.00 in each instance or $5,000.00 in the aggregate.

          (9) Any general increase in the compensation of employees of UESI or the Target (including without limitation, any increase pursuant to any employee plan or commitment) or any increase in any such compensation or bonus payable to any officer, employee, consultant or agent thereof (having an annual salary or remuneration in excess of $30,000.00), the execution of any employment contract with any officer or employee (having an annual salary or remuneration in excess of $30,000.00) or the making of any loan to or engagement in any transaction with any employee, officer or director of UESI or the Target.

          (10) Any material change in the accounting or tax practices followed by UESI or the Target.

          (11) Any material change adopted in the depreciation or amortization policies or rates or any material change in the credit terms offered to customers of or by supplies to UESI or the Target.

          (12) Any acquisition, transfer, assignment, sale or other disposition of any of the assets shown in the Target Company Financial Statements other than in the ordinary course of business.

          (13) Any institution or settlement of any litigation, action or proceeding before any court or governmental body by or against UESI or the Target.

          (14) The creation of any debts and for liabilities whatsoever (whether accrued, absolute, contingent or otherwise) other than in the ordinary course of business.

          (15) Any Contract other than in the ordinary course of business and consistent with past practice.

          (w)  Taxes.  Except as reserved for UESI or in the Target Company
               -----
     Financial Statements:

          (1) All returns, including reports of every kind with respect to Taxes, which are due to have been filed by UESI or the Target in accordance with applicable law, have been duly filed by the dates prescribed by law and are complete and accurate.

          (2) All Taxes, deposits or other payments for which UESI or the Target may have any liability arising prior to Closing have been paid in full or accrued as liabilities for Taxes on the books of UESI or the Target.

          (3) All installments for Taxes which UESI or the Target may be required to make have been made on a timely basis.

          (4) The amount so paid on or before the Reference Date together with any amounts accrued as liabilities for Taxes (whether accrued as currently payable or deferred taxes) on the books and in the respective Target Company Financial Statements will be adequate to satisfy all liabilities for Taxes of UESI or the Target in any jurisdiction in respect of the periods covered.

          (5) There not now any extensions of time in effect with respect to the dates on which any returns, including elections, or reports of Taxes were or are due to be filed by UESI or the Target and there are no outstanding requests therefor.

          (6) No U.S. federal and state income tax assessments have been issued to UESI or the Target covering all past periods up to and including the fiscal year ended December 31, 1995 since both UESI and the Target were incorporated during the year 1996.

          (7) No payments are or will be required to be made by UESI or the Target pursuant to any tax indemnity, allocation or sharing agreement and all such agreements will be terminated with respect to UESI or Target as of the Reference Date:

          (8) No claims, proposals, assessments or reassessments for any Taxes are being asserted or, to the Best Knowledge of Seller or UESI, proposed or threatened and, to the Best Knowledge of UESI, no audit or investigation of any return or report of Taxes is currently under way, pending or threatened.

          (9) There are no outstanding waivers or agreements by UESI or the Target for the extension of time for the assessment or reassessment of any Taxes or deficiency thereof nor are there any requests for rulings, outstanding subpoenas or requests for information, notice of proposed reassessment of any property owned or leased by UESI or the Target or any other matter pending between the UESI or the Target and any taxing authority.

          (10) There are no liens for Taxes upon any property or assets of UESI or the Target except liens for current Taxes not yet due.

          (11) To the Best Knowledge of Seller there are no facts which exist or have existed which would constitute grounds for the assessment of any Taxes on UESI or the Target with respect to the periods which have not been audited by the Internal Revenue Service or other taxing authorities.

          (12) The Target Company has withheld from each payment made to its officers, directors and employees and former officers, directors and employees, the amount of all Taxes and other deductions required to be withheld therefrom and has paid the same to the proper tax and other receiving officers within the time required under applicable legislation.

          (13) Adequate provision, including provision in the deferred tax account has been made for all deferred and accrued Tax liabilities with respect to operations of UESI or the Target Company for the period ending on the Reference Date.

          (14) Neither UESI or the Target have been obligated to file U.S. Corporate Income Tax Return as of this Agreement Date.

          (x)  Assets.  UESI has good and marketable title to all of its assets
               ------
     as reflected in the Financial Statements, free and clear of all Encumbrances save and except for those assets sold, assigned, transferred or disposed of in the ordinary course of business.

          (y)  Schedules.  The Exhibits and Schedules hereto contain full,
               ---------
          complete and accurate lists and descriptions of the following as of the Reference Date and the date of the Financial Statement:

          (1) All real property owned of record or beneficially of UESI or the Target Company.

          (2) All items of tangible personal property (other than raw material, purchased parts, work in process, finished goods and other items of inventory), if any, not reflected on any other Schedule hereto having a book value of $200.00 or more and owned of record or beneficially by UESI or the Target Company, including without limitation, automobiles, trucks and other vehicles.

          (3) All purchase commitments of UESI or the Target Company, including accounts payable and any amounts owed under any subcontracts, where the amount remaining unpaid is in excess of $500.00.

          (4) All Contracts of UESI or the Target Company for the performance of work, indicating any amounts due to UESI or the Target Company, the percentage of the work to be performed that has been completed, whether the Contract is bonded.

          (5) Each lease (including all amendments thereto) where the total amount remaining to be paid thereunder exceeds $500.00 under which the UESI or Target Company is a lessee of any personal property and each real property lease. All rentals due under all such leases have been paid up to and including the Reference Date and there are no defaults by UESI or the Target Company under the terms of such leases and no event has occurred which, upon the passage of time or the giving of notice or both would result in an event of default by UESI or the Target Company or would prevent UESI or the Target Company from exercising and obtaining the benefits of any rights or options contained therein. UESI and the Target Company has all right, title and interest of the lessee under the terms of each such lease free and clear of any Encumbrances and all such leases are valid and in full force and effect. The Transaction does not constitute a default by UESI or the Target Company under any such leases and the consent of the lessors under such leases is not required with respect to this Transaction.

          (6) All Intellectual Property that is directly or indirectly owned, licensed, used, required for use or controlled in whole or in part by the Target Company and UESI and all material licenses and other agreements allowing the Target Company and UESI to use the Intellectual Property of other Persons. None of the Intellectual Property of the Target Company and UESI infringes the Intellectual Property of any other Person and to the Best Knowledge of UESI, no activity of any other Person infringes upon any of the Intellectual Property of the Target Company or UESI to the extent that any such infringement in either case could have a Material Adverse Effect on the Target Company or UESI. To the Best Knowledge of UESI, the Target has been and is now conducting business in a manner which has not been and is not now in violation of any Intellectual Property of any other Person and does not require a material license to operate such business as currently conducted except as disclosed on Schedule 4.1(o). The Intellectual Property of UESI or the Target is sufficient for the conduct of business of the Target as currently conducted.

          (7) Schedule 4.1(y)(7): The name and address of each bank, trust company or other financial institution in which UESI or the Target has an account and the names of all Persons authorized to draw thereon as well as all powers of attorney granted by UESI or the Target.

          (8) Schedule 4.1(y)(8): All insurance policies now in full force and effect (specifying the insurer, the amount of coverage, type of insurance, the amount of deductible if any, the policy number, expiry date and any pending claims thereunder) maintained the Target on the lives of its directors and officers, together with true copies thereof. The proceeds of such policies are fully payable to UESI or the Target. All premiums in connection with such policies are fully paid. Such insurance is in amounts sufficient for compliance with all requirements of law and any Contract to which UESI or the Target is a party with respect to the assets, properties, business, operations, products and services owned or conducted by UESI or the Target. There are no claims, actions, suits or proceedings arising out of or based upon any of such insurance policies and to the Best Knowledge of UESI, no basis for any such claim, action, suit or proceeding exists. Neither UESI nor the Target are in default with respect to any provisions contained in any such insurance policy which would adversely affect their rights to make any claim under any such insurance policy.

          (9) Schedule 4.l(y)(9): All major clients of UESI or the Target (being those clients of UESI or the Target accounting for more than 5% of revenues, as of the Reference Date There has been no termination or cancellation of the business relationship of UESI or the Target with any major client or group of major clients.

          (10) Schedule 4.1(y)(10): All suppliers or vendors of products or services to UESI or the Target aggregating more than $10,000.00 during the one-year period ending on the Reference Date, the address of each such supplier or vendor and the amount sold to UESI or the Target during such period.

          (11) Schedule 4.1(y)(11): (a) All written contracts or arrangements for the employment of any officer employee, agent or consultant of UESI or the Target.

          (b) A complete list of all permanent and full-time employees of UESI or the Target, their salaries and wage rates, their positions and their length of service and particulars of any Contracts, arrangements or understandings, written or oral, with them.

          (c) All bonus, deferred compensation, severance or termination pay, insurance, medical, dental, drug, profit sharing, pension, retirement, stock option, stock purchase, hospitalization insurance or other material plans or arrangements providing employee benefits to any current or forma director, officer, employee or consultant of UESI or the Target and all relevant vacation policies.

          (z)  Certain Contracts and Commitments.  Schedule 4.(aa) sets forth a
               ---------------------------------
     list and description of all contracts, leases and licenses of UESI or the Target (the "Contracts") not included on any other Schedule. The enforceability of the Contracts will not be affected in any manner by the execution and delivery of this Agreement or the consummation of the Transaction. UESI is not in default and there does not exist any event that, with notice or lapse of time or both, would constitute an event of default by UESI under any of the Contracts. To the Best Knowledge of UESI there is no breach or default by any other party to the Contracts. A true and complete copy of each such Contract has been delivered to ECO or will be delivered to ECO prior to the Closing Date.

          (aa) No Other Contracts.  For greater certainty and without
               ------------------
          limitation, or otherwise herein, UESI or the Target is not a party to or bound by any Contract which in any way has or could have a Material Adverse Effect on either Company. The Contracts set forth in the Schedules hereto are not subject to renegotiation or cancellation resulting from the Transaction. Except as described in the Schedules, UESI or the Target (except in the ordinary course of business) is not a party to or bound by:

          (1) Any Contract for the purchase of materials, supplies, equipment or services which involves the payment of $1,000.00 or more.

          (2) Any Contract for the sale, license or provision of any assets or services which involve the receipt of $1,000.00 or more.

          (3) Any trust indenture, mortgage, promissory note, loan agreement, guarantee or other Contract for the borrowing of money or a leasing transaction of the type required to be capitalized in accordance with generally accepted accounting principles.

          (4) Any Contract for charitable contributions in excess of $500.00 in the aggregate.

          (5) Any Contract relating to a distributorship, sales representative or sales agency agreement.

          (6) Any Contract which involves the sharing of profits, a joint venture, Company, joint development or bidding arrangement or any material advertising contracts.

          (7)  Any Contract not made in the ordinary course of business.

          (8) Any Contract restricting in any manner the conduct of UESI or the Target or the ownership or use of the assets thereof.

          (9) Any material warranties relating to products distributed or services provided by UESI or the Target.

          (10) Any Contract involving the payment or receipt of $5,000.00 or more in any 12 month period.

          (11) Any Contract required to be disclosed on a Schedule to this Agreement that is not so disclosed.

          (ab) Default of Contracts.  UESI and the Target have performed all of
               --------------------
     the obligations required to be performed by it to the extent performance is due and is entitled to all benefits under and is not in default or alleged to be in default in respect of, any Contract to which they are a party or by which it is bound. No event, condition or occurrence exists that, after notice or lapse of time or both, would constitute a default under any of such Contracts. UESI and the Target have the capacity, including the necessary personnel, equipment and supplies, to materially perform all its current obligations under all such Contracts.

          (ac) Compliance with Laws.  UESI and the Target have conducted and are
               --------------------
     now conducting business in compliance with all statutes, regulations, by-laws, orders, covenants, restrictions or plans of all federal, state or municipal authorities, agencies or boards applicable to such business.
     UESI and the Target are not in default under any such statutes, regulations, by-laws, orders, covenants, restrictions or plans applicable to it. Neither UESI nor the Target nor any of its directors, officers, agents, employees or other Persons acting on behalf of UESI or the Target have, directly or indirectly, used any corporate funds of UESI or the Target for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payments on behalf of the UESI or the Target to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, knowingly made any false or fictitious entry on the books or records of UESI or the Target or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment on behalf of UESI or the Target.

          (ad) Real Property.  The occupation and use to which the real property
               -------------
     owned or leased by UESI or the Target have been put by UESI or the Target is not in breach of any applicable statute, by-law, regulation, covenant or restriction applicable to such real property. The zoning by-laws applicable to such real property of UESI or the Target permit the operation of business and the intended use to be made of such real property by UESI or the Target. There are no outstanding work orders against such real property of UESI or the Target or any part thereof nor are there any matters under discussion between UESI or the Target and any governmental or municipal authority which may give rise to work orders.

          (ae) Environmental Matters.  To the Best Knowledge of UESI, the
               ---------------------
     buildings and premises at which UESI and the Target carry on business does not contain any material quantities of noxious substances including without limitation, urea formaldehyde foam insulation, aluminum wiring, asbestos, materials containing asbestos, polychlorinated byphenyls or substances containing polychlorinated byphenyls or radon at levels deemed unacceptable by any health, labor or environmental authority or any federal, state or municipal government. The operations of the UESI and the Target in all material respects complies with all applicable environmental statutes, regulations and decrees, whether federal, state or municipal. The Target has not received any notices to the effect that the business carried on by the Target is not in compliance with the requirements of applicable environmental statutes, regulations or decrees or is subject to any remedial control or action or any investigation or evaluation as to whether any remedial action is required to respond to a release or threatened release of any contaminant into the environment or into any facility or structure which forms part of or is adjacent to the real property at which the business is carried on.

          (af) Employee Plans and Arrangements.  All of the contracts, plans and
               -------------------------------
     arrangements referred to in subsection 4.1(y)(11) are in good standing and UESI and the Target have made all payments required to be made by it in connection therewith. All employee plans requiring funding on the part of UESI and the Target are fully funded. UESI and the Target do not have any employees receiving or claiming long term disability benefits or workers' compensation benefits for which UESI or the Target will be liable. No notice has been received by UESI or the Target of any complaints filed by any employees claiming that UESI or the Target have violated any applicable employee or human rights or similar legislation in any other jurisdiction in which UESI or the Target carries on business or of any complaints or proceedings of any kind involving UESI or the Target or any employees of UESI or the Target before any labor relations board. There are no outstanding orders or charges against UESI or the Target under any applicable heath and safety legislation in the jurisdictions in which UESI or the Target carries on business. All levies, assessments and penalties made against the Target pursuant to any applicable workers' compensation legislation in any jurisdictions in which UESI or the Target carries on business have been paid by UESI or the Target and UESI or the Target have been reassessed under any such legislation during the past 3 years. UESI and the Target have not made any agreements with any labor union or employee association or made commitments to or conducted negotiations with any labor union or employee association with respect to any future agreements and UESI is not aware of any current attempts to organize or establish any labor union or employee association relating to UESI or the Target. UESI and the Target have not entered into any agreement or made any arrangements with any employees or consultants which would have the effect of depriving UESI or the Target of the continued services of any such employees and consultants following the Closing.

          (ag) Omissions and Misrepresentations.  None of the foregoing
               --------------------------------
     covenants, representations and warranties knowingly contains any untrue statement of material fact or omits to state any material fact necessary to make any such covenant, warranty or representation not misleading to a prospective purchase of the Company Shares seeking full information as to UESI or the Target Company.

     5.   SURVIVAL OF COVENANTS. REPRESENTATIONS AND WARRANTIES
          -----------------------------------------------------

     5.1  Survival.  No investigations made by or on behalf of any Party at any
          --------
     time shall have the effect of waiving, diminishing the scope of or otherwise affecting any covenant, representation or warranty made by any Party. No waiver by any Party of any condition, in whole or in part, shall operate as a waiver of any other condition. The covenants, representations and warranties contained in Article 3 and 4 respectively or in any certificate or other document delivered in connection with the Closing shall survive the making of this Agreement and the Closing for a period of 2 years (the "Survival Period") provided however that if a claim for a breach of any such covenant, representation or warranty is brought prior to the expiration of the applicable Survival Period such covenant, representation or warranty shall, for the purposes of such claim, survive the applicable Survival Period until such claim is finally resolved and all obligations with respect thereto have been fully satisfied.

     6.   INDEMNITY
          ---------

     6.1  Indemnity by ECO.  ECO agrees to indemnify and save harmless Seller,
          ----------------
     Target and UESI, its current and former officers and directors from all Losses actually incurred by them as a result of any breach by ECO or any inaccuracy of any covenant, representation or warranty contained in this Agreement, as well as any breach by UESI in the assumption of liabilities, covenants and obligations arising out of the Asset Purchase Agreement attached hereto as Exhibit "A", or any claims or allegations derived from or arising out of the negotiations leading to the execution of Exhibit "A".


     6.2  Indemnity by Seller.  Seller agrees to indemnify and save harmless ECO
          -------------------
     from all Losses actually incurred by ECO as a result of any breach by UESI or any inaccuracy of any covenant, representation or warranty contained in this Agreement, as well as any breach by UESI in the assumption of liabilities, covenants and obligations arising out of the Asset Purchase Agreement attached hereto as Exhibit "A", or any claims or allegations derived from or arising out of the negotiations leading to the execution of Exhibit "A".

     6.3  Notice of Claims
          ----------------

          (a) In the event that a Party (the "Indemnified Party") shall become aware of any Loss in respect of which another Party (the "Indemnifying Party") agreed to indemnify the Indemnified Party pursuant to this Agreement (the "Indemnification Claim"), the Indemnified Party shall promptly give written notice thereof to the Indemnifying Party. Such notice shall specify whether the Indemnification Claim arises as a result of a claim by a Person against the Indemnified Party (a "Third Party Claim") or whether the Loss does not so arise (a "Direct Claim") and shall also specify with reasonable particularity (to the extent that the information is available) the factual basis for the Indemnification Claim and the amount of the Loss if known.

          (b) If through the fault of the Indemnified Party the Indemnifying Party does not receive notice of any Indemnification Claim in time to contest effectively the determination of any liability susceptible of being contested, the Indemnifying Party shall be entitled to set off against the amount claimed by the Indemnified Party the amount of any Losses incurred by the Indemnifying Party resulting from the Indemnified Party's failure to give such notice on a timely basis.

     6.4  Investigation of Claims.  With respect to any Direct Claim, following
          -----------------------
     receipt of notice from the Indemnified Party of the Indemnification Claim, the Indemnifying Party shall have 60 days to make such investigation of the Indemnification Claim as is considered necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Indemnification Claim, together with all such other information as the Indemnifying Party may reasonably request. If all Parties agree at or prior to the expiration of such 60 day period (or any mutually agreed upon extension thereof) to the validity and amount of such Indemnification Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Indemnification Claim, failing which the matter shall be determined by a court of competent jurisdiction.

     6.5  Supplemental Rights.  The rights and benefits provided in this Article
          -------------------
     are supplemental to and are without prejudice to any other rights, actions or causes of action which may arise pursuant to any other section of this Agreement or pursuant to applicable law.

     7.   PRE-CLOSING COVENANTS
          ---------------------

     7.1  Operations Before Closing.  For greater certainty and without
          -------------------------
     limitation, without the prior written consent of ECO during the period commencing on the Reference Date and terminating at the close of business on the Closing Date, UESI: (i) shall not make nor shall UESI permit to be made any Material change in the way the Target is being operated; and
     (ii) shall comply with all laws in connection with the business of the Target.

     8.   CONDITIONS PRECEDENT TO UESI's OBLIGATIONS AT CLOSING
          -----------------------------------------------------

     8.1  Conditions Precedent.  All obligations of Seller to sell UESI Shares
          --------------------
     at Closing under this Agreement are subject to the fulfillment (or waiver in writing by Seller) prior to or at the Closing of the following conditions:

          (a)  Covenants, Representations and Warranties.  The covenants,
               -----------------------------------------
     representations and warranties made by ECO in or under this Agreement shall be true in all material respects on and as of the Closing Date.

          (b)  Actions. Etc.  All actions, proceedings, instruments and
               ------------
     documents required to carry out the Transaction shall have been approved by Seller and it shall have been furnished with such certified copies of actions and proceedings and other such instruments and documents as requested.

          (c)  Approvals.  ECO shall have received all requisite regulatory
               ---------
     approvals including approvals of the TSE and NASDAQ and board of director approvals in connection with the Transaction.

          (d)  Compliance with Covenants.  ECO shall have complied with all
               -------------------------
     covenants and agreements herein agreed to be performed or caused to be performed by ECO.

          (e)  Approvals and Consents.  At or before Closing there shall have
               ----------------------
     been obtained from all appropriate federal, state, provincial, municipal or other governmental or administrative bodies all such approvals and consents, if any, in form and on terms satisfactory to Seller as provided in this Agreement.

          (f)  Corporate Authorizations.  ECO shall have delivered to Seller
               ------------------------
     evidence satisfactory to Seller that all necessary corporate authorizations by ECO authorizing and approving the Transaction have been obtained.

          (g)  No Orders.  No order of any court or administrative agency shall
               ---------
     be in effect which restrains or prohibits the Transaction and no suit, action, inquiry, investigation or proceeding in which it will be or it is sought to restrain, prohibit or change the terms of or obtain damages or other relief in connection with the Transaction and which in the judgment of UESI makes it inadvisable to proceed with the consummation of the Transaction shall have been made, instituted or threatened by any Person. In case any of the foregoing conditions cannot be fulfilled at or before the Time of Closing to the satisfaction of Seller, Seller may rescind this Agreement by notice to ECO and in such event all of the Parties shall be released from all monetary obligations hereunder; provided however that any such conditions may be waived in whole or in part by Seller without prejudice to Seller's rights of rescission in the event of the non-fulfillment of any other condition or conditions, any such waiver to be binding on Seller only if the same is in writing.

     9.   CONDITIONS PRECEDENT TO ECO'S OBLIGATIONS AT CLOSING
          ----------------------------------------------------

     9.1  Conditions Precedent.  All obligations of ECO to purchase UESI Shares
          --------------------
     at Closing under this Agreement are subject to the fulfillment (or waiver in writing by ECO) prior to or at the Closing of the following conditions:

          (a)  Actions, Etc.  All actions, proceedings, instruments and
               ------------
     documents required to carry out the Transaction including without limitation, the transfer of Seller's Shares and all other related legal matters shall have been approved by ECO and ECO shall have been furnished with such certified copies of actions and proceedings and other such instruments and documents as ECO shall have requested.

          (b)  Covenants, Representations and Warranties.  The covenants,
               -----------------------------------------
     representations and warranties made by Seller and UESI in or under this Agreement shall be true in all material respects on and as of the Closing Date.

          (c)  Approvals.  ECO shall have received all requisite regulatory
               ---------
     approval including without limitation approvals of TSE and NASDAQ and board of director approvals in connection with the Transaction.

          (d)  Resignations.  All of the directors and officers of UESI and the
               ------------
     Target Company shall have resigned as directors and officers of UESI and the Target Company in favor of nominees of ECO and the resigning directors and officers of UESI and the Target Company shall have delivered releases to UESI and the Target Company and ECO in form and substance reasonably satisfactory to ECO.

          (e)  Compliance with Covenants.  UESI shall have complied with all
               -------------------------
     covenants and agreements herein agreed to be performed or caused to be performed by UESI.

          (f)  Approvals and Consents.  At or before Closing there shall have
               ----------------------
     been obtained from all appropriate federal, state municipal or other governmental or administrative bodies all such approvals and consents, if any, in form and on tams satisfactory to ECO as may be required in order to transfer the UESI Shares at Closing as herein provided.

          (g)  Permits and Licenses.  ECO shall have been furnished with
               --------------------
     evidence that UESI and the Target Company holds all valid permits and licenses as may be requisite for carrying on business.

          (h)  Corporate Authorizations.  UESI shall have delivered to ECO
               ------------------------
     evidence satisfactory to ECO that all necessary corporate authorizations by UESI authorizing and approving the Transaction have been obtained.

          (i)  No Orders.  No order of any court or administrative agency shall
               ---------
     be in effect which restrains or prohibits the Transaction and no suit, action, inquiry, investigation or proceeding in which it will be or it is sought to restrain, prohibit or change the terms of or obtain damages or other relief in connection with the Transaction and which in the judgment of ECO makes it inadvisable to proceed with the consummation of the Transaction shall have been made, instituted or threatened by any Person.

     10.  MISCELLANEOUS
          -------------

     10.1 Tender.  Any tender of documents or money hereunder may be made upon
          ------
     the Parties or upon their respective solicitors as set forth herein.

     10.2 Notice.  All notices, requests, demands or other communications by the
          ------
     Parties required or permitted to be given by one Party to another shall be given in writing by personal delivery, telecopy or by registered or certified mail, postage prepaid, addressed, telecopied or delivered to such other Party as follows:

                    (a) if to Seller, to:

                    1108 Old Thomasville Road
                    High Point, NC 27260

     Attention:     William D'Angelo

                    (b) if to ECO, to:

                    11011 Jones Road
                    Houston, TX 77070

     Attention:     Michael E. McGinnis

     or at such other address or telecopier number as may be given by any of them to the others in writing from time to time and such notices, requests, demands or other communications shall be deemed to have been received when delivered, if personally delivered, on the date telecopied (with receipt confirmed) if telecopied and received at or prior to 5:00 p.m. local time and, if not, on the next Business Day, and if mailed, on the date received as certified.

     10.3 Further Assurances.  The Parties shall sign such other papas, cause
          ------------------
     such meetings to be held, resolutions passed and by-laws enacted and exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement and every part hereof.

     10.4 Laws.  This Agreement shall be governed by the laws of Texas and the
          ----
     Parties hereby irrevocably attorney to the Courts of Harris County, Texas.

     10.5 Advice of Counsel.  The provisions of this Agreement and their legal
          -----------------
     effect have been fully explained to the Parties by Warren L. Soffian, Esquire who has functioned solely as scrivener of this Agreement, based upon the terms which have been agreed upon by the Parties. Each Party acknowledges that they have been advised by Warren L. Soffian to secure independent legal advice from counsel and that he or it has either received independent legal advice from counsel of his or its selection or has waived the right to such advice and that each fully understands the facts and have been fully informed as to his or its legal rights and obligations and each Party acknowledges and accepts this Agreement is, under the circumstances, fair and equitable and is being entered into freely and voluntarily, after having received or waived such advice and each with such knowledge that the execution of this Agreement is not the result of any duress or undue influence and that it is not the result of any collusion or improper or illegal agreement or agreements. The Parties further acknowledge that Warren L. Soffian. Esquire is not a member of the Bar of the State of North Carolina, the State of Texas, nor the State of Delaware, and that he has and continues to represent William N. D'Angelo and Eco in individual and corporate capacity.

     10.6 Time of the Essence.  Time shall be of the essence of this Agreement
          -------------------
     and of every part hereof and no extension nor variation of this Agreement shall operate as a waiver of this provision.

     10.7 Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
     between the Parties with respect to all of the matters herein. This Agreement supersedes any and all agreements, understandings and representations made between the Parties prior to the date hereof. This Agreement shall not be amended except by a memorandum in writing signed by all of the Parties and any amendment hereof shall be null and void and shall not be binding upon any Party which has not given its consent as aforesaid.

     10.8 Assignment.  No Party may assign this Agreement or any part hereof
          ----------
     without the prior written consent of the other Parties which consent may be unreasonably withheld. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. but no other Person.

     10.9 Invalidity.  In the event that any of the covenants, representations
          ----------
     and warranties or any portion of them contained in this Agreement are unenforceable or are declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining tams or portions thereof contained in this Agreement and such unenforceable or invalid, covenant, representation and warranty or covenant or portion thereof shall be severable from the remainder of this Agreement.

     10.10  Counterpart.  This Agreement may be executed in several
            -----------
     counterparts, each of which so executed shall be deemed to be an original and such counterparts when taken together shall constitute one and the same original agreement which shall be binding on the Parties hereto.

     10.11  Waiver of Jury Trial.  The Parties hereby agree to waive the right
            --------------------
     to a trial by jury in any action arising hereunder.

     10.12  Schedules.  The parties acknowledge that as of the Closing Date,
            ---------
     not all of the Schedules and exhibits referred to in the Agreement have been approved by the parties and attached to this Agreement. Accordingly, the parties agree to fully cooperate with each other in good faith in the completion and approval of all Schedules not attached hereto as of the Closing Date by no later than December 31, 1996, unless a different compliance date is provided for within any specific Schedule.

          IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

     ATTEST:                            UNITED ECO SYSTEMS, INC.


     By:  /s/ V. Williams                    By:  /s/ William D'Angelo
        ---------------------------             ---------------------------


     ATTEST:                                 AMERICAN ECO CORPORATION


     By:  /s/ [illegible]                  By:  /s/ Michael E. McGinnis
        ---------------------------          ------------------------------